Exhibit 99.1

Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7015
ir@eloyalty.com

eLoyalty Announces Agreement to Acquire Interelate

Lake Forest, IL, June 23, 2004 – eLoyalty Corporation, a leading enterprise CRM services and solutions company (NASDAQ: ELOY), today announced that it has reached a definitive agreement to acquire substantially all the assets of Interelate, Inc., a provider of customer analytics solutions that enable clients to acquire, retain and grow customers. Interelate’s hosting model, proprietary tools for complex data management, and marketing solutions will expand eLoyalty’s growing managed services operations.

Under the agreement, eLoyalty will purchase Interelate’s customer base and proprietary assets for $4.9 million cash, plus the value of working capital at closing. Twenty-eight Interelate employees are expected to become eLoyalty employees in connection with the acquisition. The transaction, which is expected to be completed early in the third quarter, is subject to customary closing conditions, including approval by Interelate’s stockholders.

About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM)-related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenue from client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers’ requirements or preferences for the company’s services (because the company’s business is relationship based, substantially all of the company’s customers retain the right to defer or cancel the company’s engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company’s reputation and financial strength to remain competitive; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty’s financial results; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.